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                                                        / Common Stock Proxy /
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                                 RB ASSET, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   OF RB ASSET, INC. FOR THE ANNUAL MEETING OF
               STOCKHOLDERS TO BE HELD ON WEDNESDAY, SEPTEMBER 16,
                                      1998.


    The undersigned, as a holder of Common Stock, $1.00 par value (the "Common Stock"), of RB Asset, Inc. (the "Company"), hereby appoints [ ], and each of them, with full power of substitution, to vote all shares of Common Stock for which the undersigned is entitled to vote through the execution of a proxy with respect to the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt of New York Hotel, Park Avenue at Grand Central, New York, New York, 10017 on Wednesday, September 16, 1998 at 10:00 a.m., local time, or any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING


1.  Election of Directors.
          FOR      WITHHELD      Nominees:  Edward V. Regan    James J. Houlihan
          / /      / /

    For, except vote withheld for the following nominee(s):

    ----------------------------------------------



2. On the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 1999.

    (check one box)      / / For      / /  Against        / / Abstain




3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof, or upon matters incident to the conduct of the meeting.

You may revoke this proxy at any time by forwarding to the Company a subsequently dated proxy received by the Company prior to the Annual Meeting.

                (Continued and to be signed on the reverse side)

748245.1

Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the proposals set forth in the Notice of the Annual Meeting of Stockholders.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. Joint owners should each sign. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Date:  ____________________________, 1998




                            -------------------------------------------------
                            Signature (title, if any)



                            -------------------------------------------------
                            Signature, if held jointly




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.


748245.1